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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Fidelity National Financial, Inc.:

     We consent to incorporation by reference in the Registration Statements (Nos. 33-32853, 33-15027, 33-34300, 33-45709, 33-45272, 33-15008, 33-56514,
33-64834, 33-64836, 33-83026, 33-61983 and 333-48411) on Form S-8 of Fidelity
National Financial, Inc. of our reports dated February 16, 1998, except as to Note O to the Consolidated Financial Statements, which is as of March 25, 1998, relating to the Consolidated Balance Sheets of Fidelity National Financial, Inc. and subsidiaries as of December 31, 1997 and 1996 and the related Consolidated Statements of Earnings, Stockholders' Equity and Cash Flows and related schedules for each of the years in the three-year period ended December 31, 1997 which reports appear in the December 31, 1997 Annual Report on Form 10-K of Fidelity National Financial, Inc.

                                          KPMG PEAT MARWICK LLP

Los Angeles, California
March 27, 1998